Exhibit (21)
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
                                                   State or Other
                                                   Jurisdiction
                                                   Under the Laws of
Subsidiaries  of  Owens  Corning  (12/31/98)       Which Organized

AmeriMark Building Products, Inc.                  Delaware
Commercial Owens Corning Chile Limitada            Chile
Crown Manufacturing Inc.                           Canada
Cultured Stone Corporation                         California
Decillion, LLC.                                    Delaware
Deutsche Owens-Corning Glasswool GmbH              Germany
Engineered Pipe Systems, Inc.                      Delaware
Engineered Yarns America, Inc.                     Massachusetts
Eric Company                                       Delaware
European Owens-Corning Fiberglas, S.A.             Belgium
Fabwel, Inc.                                       Indiana
Falcon Foam Corporation                            Delaware
Fibreboard Corporation                             Delaware
Flowtite (Africa) (Private) Limited                Zimbabwe
Flowtite AS                                        Norway
Flowtite Offshore Services Ltd.                    Cyprus
Flowtite Pipe & Tanks AS                           Norway
Flowtite Technology AS                             Norway
Goodman Ventures, Inc.                             Delaware
IPM Inc.                                           Delaware
Integrex                                           Delaware
Jefferson Holdings, Inc.                           Delaware
LMP Impianti Srl                                   Italy
Norandex Inc.                                      Delaware
N.V. Owens-Corning S.A.                            Belgium
OC Celfortec Inc.                                  Canada
O.C. Funding B.V.                                  The Netherlands
OCW  Acquisition Corporation
  (dba, Delsan Industries Corp.)                   Delaware
Owens Corning (Anshan) Fiberglas Co. Limited       China
Owens Corning (China) Investment Company, Ltd.     China
Owens Corning Building Materials Espana S.A.       Spain
Owens-Corning Building Products (U.K.) Ltd.        United Kingdom
Owens Corning Canada Inc.                          Canada
Owens-Corning Capital Holdings I, Inc.             Delaware
Owens-Corning Capital Holdings II, Inc.            Delaware
Owens-Corning Capital L.L.C.                       Delaware
Owens Corning Cayman (China) Holdings              Cayman Islands
Owens-Corning Cayman Limited                       Cayman Islands
Owens Corning Espana SA                            Spain
Owens-Corning Fiberglas A.S. Limitada              Brazil
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
                                                   State or Other
                                                   Jurisdiction
                                                   Under the Laws of
Subsidiaries  of  Owens  Corning  (12/31/98)       Which Organized




Owens-Corning Fiberglas Deutschland GmbH           Germany
Owens-Corning Fiberglas Espana, S.A.               Spain
Owens-Corning Fiberglas France S.A.                France
Owens-Corning Fiberglas (G.B.) Ltd.                United Kingdom
Owens-Corning Fiberglas Norway A/S                 Norway
Owens-Corning Fiberglas S.A.                       Uruguay
Owens-Corning Fiberglas Sweden Inc.                Delaware
Owens-Corning Fiberglas Technology Inc.            Illinois
Owens-Corning Fiberglas (U.K.) Ltd.                United Kingdom
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.  United Kingdom
Owens-Corning Finance (U.K.) PLC                   United Kingdom
Owens-Corning FSC, Inc.                            Barbados
Owens-Corning Funding Corporation                  Delaware
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.      China
Owens-Corning Holdings Limited                     Cayman Islands
Owens Corning HT, Inc.                             Delaware
Owens-Corning Isolation France S.A.                France
Owens Corning (Japan) Ltd.                         Japan
Owens Corning Mexico, S.A. de C.V.                 Mexico
Owens Corning NRO II Inc.                          Canada
Owens Corning NRO Inc                              Canada
Owens-Corning Ontario Holdings Inc.                Ontario
Owens-Corning Overseas Holdings, Inc.              Delaware
Owens Corning Polyfoam UK Ltd.                     United Kingdom
Owens-Corning Real Estate Corporation              Ohio
Owens Corning (Shanghai) Fiberglas Co., Ltd.       China
Owens Corning (Singapore) PTE Ltd.                 Singapore
Owens Corning South Africa (Pty) Ltd.              South Africa
Owens Corning SpA                                  Italy
Owens-Corning (Sweden) AB                          Sweden
Owens-Corning (UK) Holdings Limited                United Kingdom
Owens-Corning Veil Netherlands B.V.                The Netherlands
Owens-Corning Veil U.K. Ltd.                       United Kingdom
P Metals, Inc.                                     Delaware
Procanpol SP.Z.O.O.                                Poland
Quest Industries, LLC                              Delaware
Scanglas Ltd.                                      United Kingdom
Soltech, Inc.                                      Kentucky
T Acquisition Inc.                                 Delaware
Trumbull Asphalt Co. of Delaware                   Delaware
Vytec Corporation                                  Ontario
Vytec Sales Corporation                            Delaware
Willcorp, Inc.                                     Delaware
Wrexham A.R. Glass Ltd.                            United Kingdom
10110 Newfoundland Limited                         Newfoundland
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